EXHIBIT 3.19

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF LIMITED PARTNERSHIP
OF
C/R GAS STORAGE HOLDINGS II, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:

FIRST:                    The name of the limited partnership is C/R Gas Storage Holdings II, L.P.. (the “Partnership”)

SECOND:              The Certificate of Limited Partnership of the Partnership is hereby amended by deleting the first paragraph and inserting in lieu thereof a new first paragraph to read as follows:

3.  The name of the limited partner is:

C/R GS Holdings I, L.P.

The undersigned, being the sole general partner of the Partnership has caused this Certificate of Amendment to be duly executed as of April 10, 2006.

Carlyle/Riverstone Energy Partners III, L.P.
its General Partner

By:	C/R Energy GP III, LLC,
its General Partner

By:	/s/ Andrew W. Ward
Name: Andrew W. Ward
Title: Authorized Person